Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"BIORESTORATIVE THERAPIES, INC.", A DELAWARE CORPORATION,

WITH AND INTO "BIORESTORATIVE THERAPIES, INC." UNDER THE NAME OF "BIORESTORATIVE THERAPIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEVADA, AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF DECEMBER, A.D. 2022, AT 1:29 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2022 AT 11:59 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7209961 8100M
SR# 20224397818

Authentication: 202407580
Date: 01-03-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:29 PM 12/29/2022
FILED 01:29 PM 12/29/2022
SR 20224397818 - File Number 5663168

CERTIFICATE OF MERGER
OF
BIORESTORATIVE THERAPIES, INC.
(a Delaware corporation)

WITH AND INTO

BIORESTORATIVE THERAPIES, INC.
(a Nevada corporation)

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law (the "**DGCL**"), the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of each constituent corporation is BioRestorative Therapies, Inc., a Nevada corporation, and BioRestorative Therapies, Inc., a Delaware corporation.

SECOND: The Agreement and Plan of Merger, dated as of December 23, 2022 (the "**Merger Agreement**"), by and between each of the constituent corporations has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the DGCL.

THIRD: The name of the surviving corporation is BioRestorative Therapies, Inc., a Nevada corporation.

FOURTH: The Articles of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on December 31, 2022, at 11:59 PM.

SIXTH: The Merger Agreement is on file at: 40 Marcus Drive, Suite One, Melville, New York 11747, the place of business of the surviving corporation.

SEVENTH: A copy of the Merger Agreement will be furnished by the surviving corporation on request, without cost, to any stockholder of either of the constituent corporations.

EIGHTH: The surviving corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the surviving corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceeding. The Secretary of State shall mail any such process to the surviving corporation at: c/o Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, 9th Floor, East Meadow, New York 11554, Attention: Fred S. Skolnik, Esq.

[The remainder of the page is intentionally left blank; the signature page follows.]

IN WITNESS WHEREOF, I hereunto sign my name as of December 23, 2022.

BIORESTORATIVE THERAPIES, INC.,
a Nevada corporation

By: DocuSigned by: Lance Alstodt
71EF60FA21034EC...
Name: Lance Alstodt
Title: President

[Signature page to the Certificate of Merger.]